As filed with the Securities and Exchange Commission on August 18, 2020.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INHIBRX, INC.
(Exact name of registrant as specified in its charter)

Delaware	2836	82-4257312
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
11025 N. Torrey Pines Road, Suite 200
La Jolla, CA 92037
(858) 795-4220
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Lappe Chief Executive Officer Inhibrx, Inc. 11025 N. Torrey Pines Road, Suite 200 La Jolla, CA 92037 (858) 795-4220
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Jeremy Glaser Megan Gates Melanie Ruthrauff Levy Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. 3580 Carmel Mountain Road, Suite 300 San Diego, CA 92130 (858) 314-1500	Kelly Deck Chief Financial Officer Inhibrx, Inc. 11025 N. Torrey Pines Road, Suite 200 La Jolla, CA 92037 (858) 795-4220	Charles S. Kim Sean Clayton Richard Segal David Peinsipp Will H. Cai Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-240135)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, $0.0001 par value per share	1,150,000	$17.00	$19,550,000	$2,538

(1)
Represents only the additional number of shares being registered and includes 150,000 additional shares that the underwriters have the option to purchase. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, or the Securities Act, the amount being registered does not include the securities that the registrant previously registered on its registration statement on Form S-1 (File No. 333-240135), which was declared effective by the Securities and Exchange Commission, or the SEC, on August 18, 2020, or the Prior Registration Statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

(3)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $124,200,000 on the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $19,550,000 is hereby registered.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This registration statement is being filed with the Securities and Exchange Commission, or the SEC, with respect to the registration of 1,150,000 additional shares of common stock, par value $0.0001 per share, or Common Stock, of Inhibrx, Inc., or the Registrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement incorporates by reference the contents of the Registration Statement on Form S-1 (File No. 333-240135) which was declared effective by the SEC on August 18, 2020, or the Prior Registration Statement, including all amendments and exhibits thereto, and is being filed solely for the purpose of registering additional securities of the same class as were included in the Prior Registration Statement.
The 1,150,000 additional shares of Common Stock, which includes 150,000 additional shares that the underwriters have the option to purchase, that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.
The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith or incorporated by reference herein.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT	FILED HEREWITH	FORM	INCORPORATED BY REFERENCE FILE NO.	DATE FILED
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X
23.1	Consent of BDO USA, LLP, independent registered public accounting firm.	X
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).	X
24.1	Power of Attorney (included on signature page to the Prior Registration Statement).		S-1/A	333-240135	8/12/20

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in La Jolla, California, on the 18th day of August, 2020.

INHIBRX, INC.

/s/ Mark P. Lappe
Name: Mark P. Lappe
Title: Chief Executive Officer and Chairman
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Mark P. Lappe	Chief Executive Officer and Chairman (principal executive officer)	August 18, 2020
Mark P. Lappe

/s/ Kelly D. Deck, C.P.A.	Chief Financial Officer (principal financial officer and principal accounting officer)	August 18, 2020
Kelly D. Deck, C.P.A.

*	Director	August 18, 2020
Brendan P. Eckelman, Ph.D.

*	Director	August 18, 2020
Jon Faiz Kayyem, Ph.D.

*	Director	August 18, 2020
Douglas G. Forsyth

*	Director	August 18, 2020
Kimberly Manhard

*By:	/s/ Mark P. Lappe
Mark P. Lappe
Attorney-in-Fact